Exhibit 99.1

AGILENT TECHNOLOGIES, INC.
LIFE SCIENCES AND APPLIED MARKETS GROUP
(Unaudited)

(In millions, except margins data)	2014
	Q1	Q2	Q3	Q4	Total
Orders	$489	$502	$527	$620	$2,138

Net revenue	$537	$495	$507	$539	$2,078

Gross margin	56.2%	54.4%	55.2%	57.1%	55.8%

Income from operations	$105	$71	$84	$109	$369

Operating margin %	19.6%	14.2%	16.5%	20.2%	17.7%

Segment Assets	$2,184	$2,189	$2,195	$2,209

	2013
	Q1	Q2	Q3	Q4	Total
Orders	$483	$497	$485	$580	$2,045

Net revenue	$511	$508	$489	$527	$2,035

Gross margin	54.2%	53.2%	52.6%	55.3%	53.9%

Income from operations	$83	$79	$72	$104	$338

Operating margin %	16.2%	15.6%	14.7%	19.8%	16.6%

Segment Assets	$2,154	$2,177	$2,160	$2,193

	2012
	Q1	Q2	Q3	Q4	Total
Orders	$507	$505	$472	$544	$2,028

Net revenue	$517	$498	$496	$506	$2,017

Gross margin	54.3%	52.2%	52.2%	55.5%	53.6%

Income from operations	$92	$63	$75	$97	$327

Operating margin %	17.7%	12.7%	15.1%	19.1%	16.2%

Segment Assets	$2,191	$2,202	$2,225	$2,264

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, NMR business exit costs and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Historical amounts have been reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.
DIAGNOSTICS AND GENOMICS GROUP
(Unaudited)

(In millions, except margins data)	2014
	Q1	Q2	Q3	Q4	Total
Orders	$156	$175	$169	$171	$671

Net revenue	$157	$168	$166	$172	$663

Gross margin	58.3%	57.8%	55.7%	54.0%	56.4%

Income from operations	$19	$26	$22	$26	$93

Operating margin %	12.3%	15.2%	13.5%	14.9%	14.0%

Segment Assets	$2,872	$2,887	$2,882	$2,887

	2013
	Q1	Q2	Q3	Q4	Total
Orders	$159	$155	$151	$179	$644

Net revenue	$153	$157	$157	$168	$635

Gross margin	59.8%	61.4%	58.9%	60.1%	60.1%

Income from operations	$18	$24	$23	$30	$95

Operating margin %	12.1%	15.2%	14.8%	17.9%	15.0%

Segment Assets	$2,833	$2,845	$2,866	$2,883

	2012
	Q1	Q2	Q3 (a)	Q4	Total
Orders	$62	$58	$102	$151	$373

Net revenue	$59	$67	$97	$153	$376

Gross margin	58.9%	62.6%	60.3%	62.4%	61.3%

Income from operations	$5	$12	$14	$27	$58

Operating margin %	7.9%	18.3%	14.0%	17.6%	15.3%

Segment Assets	$378	$377	$2,649	$2,597

(a) Our third quarter results include the acquisition of Dako which was completed on June 21, 2012.

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Historical amounts have been reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.
AGILENT CROSSLAB GROUP
(Unaudited)

(In millions, except margins data)	2014
	Q1	Q2	Q3	Q4	Total
Orders	$334	$354	$321	$353	$1,362

Net revenue	$314	$325	$336	$332	$1,307

Gross margin	48.5%	47.9%	49.1%	48.5%	48.5%

Income from operations	$69	$70	$84	$78	$301

Operating margin %	22.0%	21.5%	24.9%	23.6%	23.0%

Segment Assets	$988	$1,008	$1,019	$1,031

	2013
	Q1	Q2	Q3	Q4	Total
Orders	$319	$335	$290	$328	$1,272

Net revenue	$294	$307	$305	$318	$1,224

Gross margin	47.5%	48.6%	49.2%	49.4%	48.7%

Income from operations	$62	$75	$79	$83	$299

Operating margin %	21.2%	24.2%	25.8%	26.1%	24.4%

Segment Assets	$967	$974	$958	$971

	2012
	Q1	Q2	Q3	Q4	Total
Orders	$297	$321	$277	$301	$1,196

Net revenue	$281	$292	$285	$292	$1,150

Gross margin	47.0%	46.8%	47.5%	48.8%	47.5%

Income from operations	$57	$57	$64	$70	$248

Operating margin %	20.4%	19.5%	22.3%	24.0%	21.6%

Segment Assets	$977	$974	$972	$980

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Historical amounts have been reclassified to conform with current period presentation.